4th Quarter 2005 Conference Call October 24, 2005 Johnson Controls has made forward-looking statements in this document pertaining to its financial results for 2006 that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "forecasts," "expects," "outlook" or similar expressions. For those statements, the company cautions that numerous important factors, such as completion of the acquisition of York International in December 2005, automotive vehicle production levels and schedules, the ability to increase prices due to higher raw material costs, the strength of the U.S. or other economies, currency exchange rates, the company's effective tax rate, cancellation of commercial contracts, as well as those factors discussed in the company's Form 8-K (dated October 7, 2005) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company. Exhibit 99.2

Overview John Barth - Chairman and CEO Q4 Business Results Denise Zutz - Vice President, Strategy, Investor Relations and Communication Financial Review Bruce McDonald - Vice President and Chief Financial Officer Q&A Agenda

Record 2005 Results Pleased to have achieved another record year Sales up 10% to $27.9 billion Operating income up 8%* (up 12% excluding deconsolidation) Income from continuing operations up 17% to $857 million, or $4.41 per share* Continued focus on innovation and operational excellence Introduce new products/systems to differentiate vehicle interiors Improve building efficiency cost structure Help battery customers increase their market share Utilizing our strong cash flow to make strategic acquisitions Broaden capabilities Enlarge market opportunities Increase competitiveness Thanks to our employees for their dedication and support *Non-GAAP. See appendix for GAAP reconciliation

2005 Performance Versus Guidance 2005 Results Sales +8 to 10% Op. income +10 to 12% After-tax earnings up more than operating income 10% Oct. 2004 Guidance 8%* 17%* Increased sales by all three businesses +12% excluding deconsolidation Margin improvements in Buildings and Power Commodity pressure reduced Interiors margin Tax planning initiatives *Non-GAAP. See appendix for GAAP reconciliation

2006 Outlook - October 11, 2005 Johnson Controls will continue to perform like a growth company Consolidated net sales Approx. $32B (up approx.15%) EPS from continuing operations $5.00 - $5.15 (up 13 - 17%) Sales - 60th consecutive years of increases Earnings - 16th consecutive years of increases

Fourth-Quarter 2005 Overview Record sales and earnings Sales growth of 7% to $6.9 billion 11% excluding deconsolidation; negligible FX impact Operating income up 14% Significant increases in building efficiency and power solutions businesses Diluted earnings per share from continuing operations up 15% $1.50 versus $1.31

Higher revenues in Europe (11%), Asia (18%) North America down 4% due to deconsolidation, otherwise up 5% Industry production: North America up 3%; Europe down 2-3% Sales Substantial improvement in Europe offset by lower income, margin in North America, Asia Europe increase due to continued operational improvements North America negatively impacted by higher commodity costs, deconsolidation Higher launch costs in Japan Operating Income 2005 2004 Change Sales $4,535 $4,376 +4% Op. Inc. $206 $238 -13% Fourth Quarter 2005 Interior Experience (in millions) (+9% excluding deconsolidation)

Fourth Quarter 2005 Power Solutions 2005 2004 Change Sales $864 $632 +37% Op. Inc. $114 $64 +79% (in millions) Higher organic unit shipments Latin American JV consolidation (Aug. 1, 2004) Delphi battery acquisition (July 1, 2005) Lead pass-throughs Sales Higher volume Product mix Improved quality/operational efficiencies Non-recurring benefits Operating Income

Fourth Quarter 2005 Building Efficiency 2005 2004 Change Sales $1,501 $1,431 +5% Op. Inc. $115 $83 +40% (in millions) Sales Operating Income Strong growth in North America Systems up 15% Technical services up 24% ROW approximately level North America substantially higher Systems cost improvement initiatives and service growth Increased facility management profitability Backlog $1.9 billion, up 5% versus prior year's $1.8 billion (at September 30) Orders up double-digit, driven by 25% increase in North America Backlog/Orders

Fourth Quarter 2005 Financial Highlights (in millions) Gross margin increase: restructuring benefits offset commodity cost pressure SG&A increase reflects higher engineering expense Operating margin expansion achieved despite material economics Excluding Deconsolidation

Fourth Quarter 2005 Financial Highlights (in millions) Equity income: Reflects deconsolidation of automotive joint venture; China/Europe/Japan lower Miscellaneous - net: Foreign currency losses in prior year Tax rate: One-time $19m tax credit in 2004 Minority interests: Reflects deconsolidation of automotive joint venture 2004 excludes $0.09 tax credit 2005 includes reduction in gain * *Non-GAAP. See appendix for GAAP reconciliation

2005 Balance Sheet / Cash Flow Highlights Debt-to-capitalization of 28% at September 30th Leverage ratio level down from 34% at fiscal year-end Debt-to-capital ratio improved despite acquisitions and fourth quarter voluntary contribution to U.S. pension plans of $180 million In-line with guidance, capital expenditures declined to $675 million from the prior year's $829 million Reinvestment ratio of 1.1 to 1 Working capital: Receivable days outstanding 59 55 2005 2004 Impacted by discontinuation of factoring program ($150m) Payable days 60 58 Inventory turns 18 19

2006 Outlook - First Quarter No change to October 11, 2005 guidance Sales: Approximately $6.8B 7% growth offset by deconsolidation and FX EPS from Continuing Operations: $0.82 - $0.85 Strong increase over $.75 in Q1 2005* (excludes one-time tax credit of $.06) York integration costs Near-term pressure from elevated commodity costs Building efficiency service growth initiative Power solutions capacity alignment costs, lead volatility Effective tax rate declines to 24.5% *Non-GAAP. See appendix for GAAP reconciliation

Growth Backlogs Increased demand for performance contracting Financial strength versus competitors Operating margin - level Near-term commodity pressures JV deconsolidation / Delphi battery acquisition Service growth initiative investments Financial position Year-end total debt to total capitalization 40% Continue to invest in businesses York acquisition U.S. regulatory approval received Integration activities gaining momentum December 2005 completion anticipated 2006 Outlook

Appendix

GAAP Reconciliation

Fourth Quarter: Key Platforms

Positives	Negatives
North America ▪ Buick LaCrosse ▪ Hummer H3 ▪ Jeep Grand Cherokee, Commander ▪ Chrysler 300 ▪ Nissan Pathfinder ▪ Toyota Avalon (JV) ▪ Ford F-Series	**North America** ▪ Ford Expedition/Navigator ▪ GM TrailBlazer/Envoy ▪ Toyota Camry (JV) ▪ Toyota Sequoia (JV) ▪ Honda Pilot (JV)
Europe ▪ Mercedes A-Class, E Coupe ▪ VW Passat/Golf ▪ Range Rover Sport	**Europe** ▪ Smart ForTwo, ForFour

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